EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around April 30, 1999, of our report dated April 29, 1999 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended January 31, 1999 and to all references to our firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas
April  29, 1999